Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated August 7, 1997 for Records Retention/FileSafe and to all references to our Firm included in this Form 8-K and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Abbott, Stringham & Lynch



Campbell, California
November 24, 1997